UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Blvd., Suite 750

Beverly Hills, California 90211

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 598-7113

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Barfresh Food Group, Inc., a Delaware corporation (“Barfresh” or the “Company”) and certain purchasers amended Milestone 2 of its Series CN Convertible Note Securities Purchase Agreement such that funding under Milestone 2 was triggered by receipt of the Company of written notification of the approval for the roll-out of its products into a national account with approximately 2,500 new locations in lieu of requiring the Company to enter into a binding material agreement(s) for such a roll-out. Since the Company achieved amended Milestone 2, the Company expects to receive additional funding in the amount of approximately $1.3 million within the next few weeks.

Item 2.02 Results of Operations and Financial Condition

On November 14, 2018, Barfresh Food Group, Inc., a Delaware corporation (“Barfresh”) issued a press release announcing its third quarter 2018 financial results. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8K.

The conference call to discuss these results is scheduled for today, Wednesday, November 14, 2018, at 1:30 pm Pacific Time (4:30 pm Eastern Time). Listeners can dial (877) 407-4018 in North America, and international listeners can dial (201) 689-8471. Participants from the Company will be Riccardo Delle Coste, Founder and CEO, Joseph Cugine, President, and Joseph Tesoriero, Chief Financial Officer.

A telephonic playback will be available approximately two hours after the call concludes and will be available through Wednesday, November 28, 2018. Listeners in North America can dial (844) 512-2921, and international listeners can dial (412) 317-6671. Passcode is 13684653.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at www.barfresh.com in the Investors-Presentations section.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release of Barfresh Food Group, Inc. dated November14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc.,
a Delaware corporation
(Registrant)

Date: November 14, 2018		/s/ Joseph Tesoriero
	By:	Joseph Tesoriero
	Its:	Chief Financial Officer